INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lahaina Acquisitions, Inc. on Form S-8 of our report dated September 9, 1999 (except for Note 12 as to which the date is September 21, 1999) and our report dated September 9, 1999 (except for Note 13, as to which the date is September 21, 1999) appearing in the Annual Report on Form 10-K/A of Lahaina Acquisitions, Inc. for the period ended September 30, 1999.

/s/ HOLLAND SHIPES VANN, P.C.
Atlanta, Georgia
July 3, 2000